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                                    EXHIBIT A

                                  PRESS RELEASE

                              CONTACT:  Randy Smith (816) 243-2113
                                        Fred deLeeuw (816) 243-2104

FOR IMMEDIATE RELEASE

              DAVID GOLDEN RESIGNS FROM VANGUARD AIRLINES' BOARD OF
                                    DIRECTORS

KANSAS CITY, MO---June 28, 1996---Vanguard Airlines, Inc. (the "Company") (NADAQ: VNGD) announced today that board member, David Golden, resigned as of June 19, 1996 from its board of directors. Golden, a Managing Director of Hambrecht & Quist LLC, an investment bank ("Hambrecht & Quist"), resigned because of Hambrecht & Quist's decision to minimize outside board participation by its officers in public companies in which Hambrecht & Quist has a significant investment.

Bob McAdoo, Chairman and CEO of Vanguard, said, "Mr. Golden has provided invaluable support and service to the Company, and we are disappointed by his departure. However, the Company looks forward to continuing its relationship with Mr. Golden in his capacity as a Managing Director of Hambrecht & Quist."

Vanguard, which began service in December 1994 and is headquarted in Kansas City, is a low-price, short- to medium-haul passenger airline providing convenient, scheduled jet services to 10 cities throughout the West, Rocky Mountains and Midwest. Vanguard currently serves Chicago-Midway, Dallas/Ft. Worth, Denver, Des Moines, Kansas City, Minneapolis/St. Paul, Salt Lake City, Wichita, San Francisco and Los Angeles. In addition, Vanguard operates some charter services. The Company currently employs more than 480 people and operates a fleet of eight aircraft, consisting of two Boeings 737-300s and six Boeing 737-200s.